EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors of
MTM Technologies, Inc. (formerly Micros-to-Mainframes, Inc.)

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of MTM Technologies, Inc. and the related Prospectus File No. 333-127587) of our report dated June 3, 2005, except for the fifth, sixth and seventh paragraphs of Note 2, as to which the date is June 8, 2005 and the eleventh paragraph of Note 10 as to which the date is June 23, 2005, related to the consolidated balance sheets of MTM Technologies, Inc. (formerly Micros-to-Mainframes, Inc.) and Subsidiaries as of March 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 2005, which appear in the Annual Report on Form 10-K for the year ended March 31,2005. We also consent to the reference to our Firm under the Caption "Experts" in such Registration Statement and related Prospectus


/s/ Goldstein Golub Kessler LLP
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GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 12, 2005